UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2007

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 13, 2007, Westlake Chemical Corporation (the “Company”) completed the issuance of $250 million of tax-exempt revenue bonds due November 1, 2032 with an interest rate of 6 3/4% per annum (the “Bonds”). The Bonds were issued by the Louisiana Local Government Environmental Facilities and Community Development Authority, a political subdivision of the State of Louisiana (the “Authority”) under the Gulf Opportunity Zone Act of 2005.

In connection with the issuance of the Bonds, on December 13, 2007, the Company entered into a Loan Agreement, dated as of November 1, 2007 (the “Loan Agreement”), with the Authority pursuant to which the Company agreed to pay all of the principal, premium, if any, and interest on the Bonds and certain other amounts to the Authority. The proceeds from the Bond offering were loaned by the Authority to the Company. The Company intends to use the proceeds to expand, refurbish and maintain certain of its facilities in the Louisiana Parishes of Calcasieu and Ascension. To evidence and secure the Company’s obligations under the Loan Agreement, on December 13, 2007, the Company entered into a Second Supplemental Indenture, dated as of November 1, 2007 (the “Second Supplemental Indenture”), by and among the Company, the Subsidiary Guarantors (as defined therein) and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association, the “Notes Trustee”), supplementing that certain Indenture, dated as of January 1, 2006 (the “Base Indenture” and, together with the Second Supplemental Indenture, the “Senior Notes Indenture”), by and among the Company, the Potential Subsidiary Guarantors (as defined therein) and the Notes Trustee, and issued $250 million aggregate principal amount of its 6 3/4% Senior Notes due 2032 (the “Senior Notes”) to be held by the Notes Trustee pursuant to the terms and provisions of the Loan Agreement.

A more detailed description of the Loan Agreement, the Senior Notes and the Senior Notes Indenture is set forth in Exhibit 99.1 to this report, which is incorporated herein by reference. Copies of the Base Indenture, the Second Supplemental Indenture (including a form of the Senior Notes) and the Loan Agreement are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this report and are incorporated herein by reference.

The Company’s press release regarding the above transaction is attached as Exhibit 99.2 to this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the information set forth in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1 Indenture, dated as of January 1, 2006, among the Company, the Potential Subsidiary Guarantors (as defined therein) and the Notes Trustee (incorporated by reference to the Company’s Current Report on Form 8-K, filed on January 13, 2006).

4.2 Second Supplemental Indenture (including a form of the Senior Notes), dated as of November 1, 2007, among the Company, the Subsidiary Guarantors (as defined therein) and the Notes Trustee.

10.1 Loan Agreement, dated as of November 1, 2007, by and between the Company and the Authority.

99.1 Description of the Loan Agreement, the Senior Notes and the Senior Notes Indenture.

99.2 Press release dated December 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

Date: December 18, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Indenture, dated as of January 1, 2006, among the Company, the Potential Subsidiary Guarantors (as defined therein) and the Notes Trustee (incorporated by reference to the Company’s Current Report on Form 8-K, filed on January 13, 2006).

4.2	Second Supplemental Indenture (including a form of the Senior Notes), dated as of November 1, 2007, among the Company, the Subsidiary Guarantors (as defined therein) and the Notes Trustee.

10.1	Loan Agreement, dated as of November 1, 2007, by and between the Company and the Authority.

99.1	Description of the Loan Agreement, the Senior Notes and the Senior Notes Indenture.

99.2	Press release dated December 13, 2007.